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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                OCTOBER 15, 1999
                Date of report (Date of earliest event reported)

                           DELTA BEVERAGE GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)


         DELAWARE                   ----------             75-2048317
 (State or Other Jurisdiction       (Commission          (IRS Employer
     of Incorporation)              File Number)      Identification Number)

                               2221 DEMOCRAT ROAD
                            MEMPHIS, TENNESSEE 38132
          (Address of Principal Executive Offices, including Zip Code)



                                 (901) 344-7100
              (Registrant's Telephone Number, including Area Code)

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ITEM 5            OTHER EVENTS

         Delta Beverage Group, Inc. ("Delta") previously disclosed that PepsiAmericas, Inc. ("PAS") issued 18,310,006 shares of PAS Class B Common Stock in connection with the acquisition of Delta pursuant to an exchange agreement, effective June 28, 1999. As a result, PAS currently owns all of the voting common stock of Delta.

         In connection with its 9-3/4% Senior Notes Due 2003 (the "Senior Notes"), Delta has determined that a change of control has not occurred. Under the indenture dated December 17, 1996, pursuant to which the Senior Notes were issued (the "Indenture"), Delta would have been obligated to repurchase the Senior Notes in the event of a change of control.

         Delta reached this determination because (a) no person other than PepsiCo, Inc. ("PepsiCo") or PAS, an affiliate of PepsiCo, became the beneficial owner of 25% or more of Delta's voting common stock in connection with the acquisition, (b) Pohlad Companies directly or indirectly controlled Delta both before and after the acquisition, and
         (c) no other event defined to be a change of control under the Indenture has occurred.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on November 17, 1999.


                              DELTA BEVERAGE GROUP, INC.


                              By: /s/ John F. Bierbaum
                                 --------------------------------------------
                                   John F. Bierbaum
                                   Chief Financial Officer and Director




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